UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 29, 2010 (March 25, 2010)

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 25, 2010, The Wet Seal, Inc. (the “Company”) issued a press release describing the financial results of the Company for the fourth fiscal quarter and full year ended January 30, 2010. Additionally, the Company provided guidance for its fiscal 2010 first quarter. A copy of the Company’s press release and Company Statement on Disclosure of Non-GAAP Financial Measures are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

Item 8.01.	Other Items

On March 29, 2010, the Company issued a press release reporting that it was one of many retailers targeted by a credit card data theft ring in 2008 involving Albert Gonzalez, who was sentenced last Friday in the United States District Court of Massachusetts for his role in the matter. Through an investigation led by an independent, third-party computer forensics firm, and corroborated by members of the U.S. Secret Service and U.S. Department of Justice who led the government’s prosecution of Mr. Gonzalez, the Company found no evidence to indicate that any customer credit or debit card data or other personally identifiable information was taken. In working with the major credit card processing agencies, the Company also has identified no instances of credit card fraud to suggest that any such data was taken.

A copy of the Company’s press release is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

99.1       Press release, dated as of March 25, 2010, issued by the Company.

99.2       Company Statement on Disclosure of Non-GAAP Financial Measures

99.3       Press release dated as of March 29, 2010, issued by the Company.

The information in this Current Report on Form 8-K and the Exhibits attached hereto shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: March 29, 2010	By:	/s/ STEVEN H. BENRUBI
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1        Press release, dated as of March 25, 2010, issued by the Company.

99.2        Company Statement on Disclosure of Non-GAAP Financial Measures

99.3        Press release dated as of March 29, 2010, issued by the Company.